Exhibit 5.1

13 January 2010

IFM Investments Limited 26/A, East Wing, Hanwei Plaza No.7 Guanghua Road, Chaoyang District Beijing 100004, People’s Republic of China	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	(852) 2842 9530 Richard.Hall@conyersdillandpearman.com M#873737 / D#315805

Attention : The Board of Directors

Dear Sirs,

IFM Investments Limited (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the initial public offering (the “IPO”) of American Depositary Shares representing Class A Common Shares of the Company (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”) originally filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about 3 September 2009.

For the purposes of giving this opinion, we have examined a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 31 December 2009 (the “Certificate Date”) and a copy of the Registration Statement. We have also reviewed the third amended and restated memorandum of association and articles of association of the Company (the “Current M&As”), the amended and restated memorandum of association and articles of association to be adopted effective immediately prior to the consummation of the IPO (the “New M&As”), copies of unanimous written resolutions of the members of the Company dated 30 December 2009 and unanimous written resolutions of the board of directors of the Company dated 30 December 2009 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, and (c) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company.

IFM Investments Limited

13 January 2010

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN